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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  July 10, 2003
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                       COMPUTERIZED THERMAL IMAGING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                               87-0458721
-------------------------------                           ----------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                                     1-16253
                            ------------------------
                            (Commission File Number)

                        12725 S.W. 66th Avenue, Suite 100
                             Portland, OR 97223-2546
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                    (Address of principal executive offices)

                                 (503) 624-5799
                            ------------------------
                         (Registrant's telephone number)

                                 Not Applicable
                            ------------------------
            (Former Name and Address of Principal Executive Offices)




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ITEM 5.  OTHER EVENTS

NanDa Manufacturing and License Agreement.

On July 21, 2003 the Company received the first two installments, $660,000 in the aggregate, in relation to the Manufacturing License Agreement ("Agreement") with NanDa Thermal Technology, Inc. ("NanDa"). The current transfer of funds to CTI marks two significant milestones in the agreement. The Agreement, executed on June 17, 2003, provides NanDa with exclusive limited right to manufacture, sell and distribute the Thermal Image Processor and Photonic Stimulator in the People's Republic of China, including Hong Kong. NanDa has purchased the Agreement for $1,200,000 in cash payable in accordance with the terms of the Agreement (see Form 8-K filed June 24, 2003 for additional details).

Reg. S Private Equity Placement - Update

On July 10, 2003 the Company closed a private placement under Regulation S of the Securities Act and sold 3,344,482 shares of its common stock to Therfield Holdings LTD., for $1 million as described in our Form 8-K filed July 16, 2003. The Company entered into negotiations with Therfield in early June 2003 and offered a 15% discount off the then prevailing market price. The transaction process took over 30 days to conclude and involved document exchanges for the Common Stock Purchase and Registration Rights agreements, including time to coordinate the funds transfer. The Company received the funds from the private placement on July 10, 2003. These are restricted shares with no warrant coverage and no fees.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTERIZED THERMAL IMAGING, INC.

Date: July 22, 2003                               By: /s/ Richard V. Secord
------------------------                          -----------------------------
                                                  Richard V. Secord
                                                  Chief Executive Officer,
                                                  Chairman & Director

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